Exhibit 99.1

Contact:
Christopher Ferris	Darrin Shewchuk
203.328.3500	203.328.3500
chris.ferris@harman.com	darrin.shewchuk@harman.com

HARMAN Reports Third Quarter Fiscal Year 2015 Results

•	Net sales increased 4% to $1.5 billion; Up 14% excluding foreign currency translation

•	Operational EPS up 9% to $1.22; Operational EBITDA up 8% to $150 million

•	Secured $3.2 billion of new automotive awards; $5.7 billion of awarded business year-to-date

•	Acquired Symphony Teleca and Redbend

STAMFORD, CT, April 30, 2015 – Harman International Industries, Incorporated (NYSE: HAR), the premier infotainment, audio and software services company, today announced results for the third quarter ended March 31, 2015.

Net sales for the third quarter were $1.46 billion, an increase of four percent compared to the same period in the prior year or 14 percent excluding the impact of foreign currency translation (ex-FX). Infotainment net sales increased six percent, or 19 percent (ex-FX), due to platform expansions, higher take rates, and stronger automotive production. Lifestyle net sales declined six percent (up two percent ex-FX). Last year’s third quarter benefited from an unusually large order from a mobile telecommunications customer. In the third quarter, stronger car audio sales partially offset this impact. Net sales in the Professional division increased 21 percent (26 percent ex-FX) primarily driven by the acquisition of AMX which expanded the Company’s product portfolio into enterprise automation and control and video switching.

Excluding restructuring and other non-recurring items, third quarter operating income was $114 million compared to $108 million in the same period in the prior year, and earnings per diluted share were $1.22 compared to $1.12 in the same period last year. On a GAAP basis, third quarter operating income was $92 million compared to $101 million in the same period in the prior year, and earnings per diluted share were $0.99 for the quarter compared to $1.05 in the same period in the prior year. The Company recorded $23 million of restructuring and non-recurring acquisition-related costs, compared to $7 million in the prior year.

“This marks the eighth consecutive quarter of top and bottom line growth. We delivered another solid quarter of growth, particularly in our automotive businesses, despite unprecedented foreign exchange headwinds. Our professional business was hit harder due to a strong US dollar and a softening in some emerging and European markets,” commented Dinesh C. Paliwal, the Company’s Chairman, President and Chief Executive Officer. “HARMAN continues to lead the industry with best-in-class connected car solutions, as evidenced by new awards for embedded infotainment and car audio systems from global industry leaders, including BMW and Daimler. Year-to-date, we have secured $5.7 billion of new automotive awards.”

Paliwal continued, “We also recently completed the acquisitions of Symphony Teleca and Redbend, which will give us immediate scale in software services and better position HARMAN to capitalize on the rapid growth of the Internet of Things. We can now deliver more powerful solutions at the intersection of cloud, mobility, and analytics for our core markets of automotive and the enterprise and diversify to a wider range of industries such as telecommunications, media, and retail.”

FY 2015 Key Figures – Total Company	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	9M FY15	9M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	1,464	1,404	4%	14%	4,477	3,904	15%	20%
Gross profit	418	365	15%	23%	1,326	1,066	24%	29%
Percent of net sales	28.6%	26.0%			29.6%	27.3%
SG&A	327	263	24%	34%	970	793	22%	27%
Operating income	92	101	(10%)	(5%)	356	273	31%	36%
Percent of net sales	6.2%	7.2%			8.0%	7.0%
EBITDA	132	134	(2%)	4%	471	370	27%	32%
Percent of net sales	9.0%	9.6%			10.5%	9.5%
Net Income attributable to HARMAN International Industries, Incorporated	70	73	(4%)	(0%)	270	191	41%	47%
Diluted earnings per share	0.99	1.05	(6%)	(2%)	3.83	2.74	40%	46%
Restructuring & non-recurring costs	23	7			48	37
Non-GAAP - operational[1]
Gross profit	422	367	15%	23%	1,318	1,071	23%	28%
Percent of net sales	28.8%	26.1%			29.4%	27.4%
SG&A	308	259	19%	28%	914	762	20%	24%
Operating income	114	108	6%	12%	404	309	31%	36%
Percent of net sales	7.8%	7.7%			9.0%	7.9%
EBITDA	150	139	8%	15%	511	401	28%	33%
Percent of net sales	10.2%	9.9%			11.4%	10.3%
Net Income attributable to HARMAN International Industries, Incorporated	87	78	11%	17%	305	221	38%	44%
Diluted earnings per share	1.22	1.12	9%	15%	4.33	3.16	37%	43%
Shares outstanding – diluted (in millions)	71	70			70	70

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A

Non-GAAP gross margin for the third quarter of fiscal 2015 increased 268 basis points to 28.8 percent. The improvement was primarily due to the impact of higher sales volume utilizing a more efficient fixed production cost base and the expansion of the Company’s product portfolio into enterprise automation and control and video switching.

In the third quarter of fiscal 2015, SG&A expense as a percentage of net sales increased 258 basis points to 21.0 percent on a non-GAAP basis, primarily due to higher marketing and research and development expenses and the expansion of the Company’s product portfolio into enterprise automation and control and video switching.

2015 Guidance Update

HARMAN updated its financial outlook for fiscal 2015. The Company now forecasts fiscal 2015 revenue of $6.0 billion and operational earnings per share of $5.65. The majority of the EPS reduction is related to weakness in certain geographic markets in our Professional business, with the remainder being foreign currency translation impact on the total Company. This revised guidance includes the closing of the Symphony Teleca and Redbend acquisitions, which will contribute approximately $100 million in revenue in the fourth quarter of FY 2015 and has no impact on operational earnings per share, as the net earnings from these acquisitions will be offset by financing costs and an increase in the Company’s share count.

	August 2014		January 2015[1]			April 2015[2]
Revenue	~$	6.0 billion	~$	6.0 billion		~$	6.0 billion
EBITDA[3]	~$	685 million	~$	715 million		~$	695 million
EPS[3]	~$	5.25	~$	5.85		~$	5.65
Interest & Misc.	~$	27M	~$	23M		~$	17M
Tax Rate		~26%		~24%			~24%
Share Count		~71 M		~70.5 M			~71 M
EUR/USD		1.35		1.22	[4]		1.19	[5]

1.	Excludes Redbend and Symphony Teleca.
2.	Includes Redbend and Symphony Teleca.
3.	Non-GAAP, excluding restructuring, non-recurring items, and purchase accounting expenses related to acquisitions.
4.	Assumed EUR/USD of 1.15 for the second half of fiscal 2015.
5.	Assumes EUR/USD of 1.08 for the fourth quarter of fiscal 2015.

Investor Call Today April 30th, 2015

At 11:00 a.m. EDT today, HARMAN’s management will host an analyst and investor conference call to discuss the third quarter results. Those who want to participate via audio in the earnings conference call should dial 1 (800) 735 5968 (U.S.) or +1 (212) 231 2902 (International) ten minutes before the call and reference HARMAN, Access Code: 21766413.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal third quarter earnings release and supporting materials were posted on the site at approximately 8:00 a.m. EDT today.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EDT. The replay will be available through Friday, July 31st, 2015 at 1:00 p.m. EDT. To listen to the replay, dial 1 (800) 633 8284 (U.S.) or +1 (402) 977 9140 (International), Access Code: 21766413. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473 0602 (U.S.) or +1 (303) 446 4604 (International).

General Information

HARMAN (harman.com) designs and engineers connected products and solutions for consumers, automakers, and enterprises worldwide, including audio, visual and infotainment systems; enterprise automation solutions; and software services. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon® , Mark Levinson ® and Revel®, HARMAN is admired by audiophiles, musicians and the entertainment venues where they perform around the world. HARMAN also is a technology and integration services leader for the Automotive, Mobile, Telecommunications and Enterprise markets. More than 25 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. The Company’s software solutions power billions of mobile devices and systems that are connected, integrated, personalized, adaptive and secure across all platforms, from the work and home to car and mobile. HARMAN has a workforce of approximately 25,000 people across the Americas, Europe, and Asia and reported sales of $5.9 billion during the last 12 months ended March 31, 2015. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability in its infotainment division if there are delays in its product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) the Company’s ability to successfully implement its global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of its manufacturing, engineering, procurement and administrative organizations; (5) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (6) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (7) the

Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (8) the Company’s ability to integrate successfully our recently completed and future acquisitions; (9) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (10) other risks detailed in Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters from its customers. To validate these awards, the company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis. The Company updates the estimates and awarded business quarterly by adding the value of new awards received and subtracting sales recorded during the quarter. These quarterly updates do not include any assumptions for increased take rates, revisions to product life cycle, or any other factors.

APPENDIX

Infotainment Division

FY 2015 Key Figures – Infotainment	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	9M FY15	9M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	779	736	6%	19%	2,302	2,066	11%	18%
Gross profit	180	158	15%	25%	553	464	19%	25%
Percent of net sales	23.2%	21.4%			24.0%	22.5%
SG&A	98	97	1%	14%	303	309	(2%)	4%
Operating income	82	60	36%	42%	249	155	60%	66%
Percent of net sales	10.5%	8.2%			10.8%	7.5%
EBITDA	99	77	29%	37%	301	204	47%	53%
Percent of net sales	12.7%	10.5%			13.1%	9.9%
Restructuring & non-recurring costs	1	3			5	23
Non-GAAP - operational[1]
Gross profit	182	160	14%	25%	557	469	19%	25%
Percent of net sales	23.3%	21.7%			24.2%	22.7%
SG&A	99	96	3%	16%	302	290	4%	10%
Operating income	83	63	31%	37%	255	179	42%	47%
Percent of net sales	10.6%	8.6%			11.1%	8.7%
EBITDA	99	78	27%	35%	303	223	36%	41%
Percent of net sales	12.7%	10.6%			13.1%	10.8%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter of fiscal 2015 were $779 million, an increase of six percent compared to the same period in the prior year or 19 percent excluding the impact of foreign currency translation. The increase in net sales was due to the expansion of recently launched platforms, higher take rates, and stronger automotive production partially offset by unfavorable foreign currency translation.

On a non-GAAP basis in the third quarter of fiscal 2015, gross margin increased 159 basis points to 23.3 percent compared to the prior year primarily due to the impact of improved leverage on fixed production costs and benefits from footprint migration restructuring initiatives. SG&A spending decreased 42 basis points to 12.7 percent primarily due to improved operating leverage on higher sales.

Infotainment Division Highlights

HARMAN recently secured approximately $2.1 billion of new awards to design and build the next generation infotainment systems for BMW and Daimler. Both embedded systems will feature the most sophisticated connected car technologies, including over-the-air (OTA) updates.

HARMAN infotainment systems continued to be deployed across car lines globally. New vehicles entering the market with HARMAN designed and built infotainment systems included the new VW Touran, Skoda Superb, Seat Leon, Audi Q7 and R8, the BMW 1-series, Ssangyong Tivoli, Jaguar F-type, and Land Rover Evoque.

HARMAN also continues to demonstrate its leadership in advanced connectivity through numerous industry events and partnerships. At the Geneva International Motor Show, HARMAN displayed its vision for autonomous driving together with concept car producer Rinspeed. The electric vehicle was equipped with an intelligent HARMAN infotainment system featuring next-generation navigation, entertainment, driver assistance and service functions which continuously learn the habits and preferences of the driver and passengers to predict their actions. Using an integrated telematics communication module, the vehicle remains “future-proofed” through OTA updates and provides real-time analytics to extend system functionality. This enables high speed data streaming and vehicle-to-vehicle communication which will be fundamental to autonomous driving.

HARMAN announced it was a founding member of the University of Michigan Mobility Transformation Center Affiliates Program, a major research partnership of industry, government, and academia that is laying the foundation for a commercially viable system of connected and automated vehicles. HARMAN also announced its participation in the European FANCI (Face and Body Analysis Natural Computer Interaction) project. With funding from the European Union’s Research and Innovation program, the program will identify and integrate multi-modal human-machine technologies onto a single in-car computing platform. The project will aim to make advanced safety features such as facial recognition and body analytics an affordable and viable option for tomorrow’s advanced vehicles.

Lifestyle Division

FY 2015 Key Figures – Lifestyle	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	9M FY15	9M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	441	468	(6%)	2%	1,408	1,232	14%	20%
Gross profit	136	131	4%	10%	455	374	22%	26%
Percent of net sales	30.8%	27.9%			32.3%	30.4%
SG&A	91	79	15%	23%	303	230	32%	36%
Operating income	45	51	(12%)	(8%)	152	144	6%	9%
Percent of net sales	10.2%	11.0%			10.8%	11.7%
EBITDA	57	60	(5%)	(1%)	182	169	8%	12%
Percent of net sales	12.9%	12.8%			13.0%	13.7%
Restructuring & non-recurring costs	8	2			23	8
Non-GAAP - operational[1]
Gross profit	138	131	6%	12%	447	374	19%	23%
Percent of net sales	31.4%	27.9%			31.7%	30.4%
SG&A	86	78	11%	18%	272	223	22%	26%
Operating income	53	53	(1%)	4%	175	151	16%	20%
Percent of net sales	11.9%	11.4%			12.4%	12.3%
EBITDA	62	62	0%	6%	203	176	16%	20%
Percent of net sales	14.1%	13.2%			14.4%	14.3%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter of fiscal 2015 were $441 million, a decrease of six percent compared to the same period in the prior year, or an increase of two percent excluding the impact of foreign currency translation. Last year’s third quarter benefited from an unusually large order from a mobile telecommunications customer. In the third quarter, stronger car audio sales partially offset this impact.

On a non-GAAP basis in the third quarter of fiscal 2015, gross margin improved by 346 basis points to 31.4 percent compared to the prior year due to product mix. SG&A expenses as a percentage of sales increased by 290 basis points to 19.5 percent, primarily due to increased investments in marketing and research and development.

Lifestyle Division Highlights

HARMAN secured new car audio awards from BMW, Ford, Fiat Chrysler, Geely, and Hyundai. HARMAN also won awards for its HALOsonic suite of sound management products. Fiat/Chrysler group will integrate HALOsonic Engine Order Cancellation (EOC) and microphone technologies into numerous vehicles. Daimler will add Internal Electronic Sound Synthesis (iESS), which creates speed and throttle-dependent sounds to improve engine feedback. Year to date, the Company has secured $1.6 billion of new awards.

At the HARMAN flagship store in New York City, Ford’s Lincoln division unveiled the new Lincoln Continental concept vehicle, which will feature HARMAN’s Revel sound system. At the same event, Ford also previewed the 2016 Lincoln MKX, which will be the first vehicle to market featuring Revel audio. Other car launches in the quarter included the Toyota Alphard (JBL) and the Hyundai Sonata Hybrid (Infinity). On March 31, 2015, HARMAN entered into an agreement to acquire the Bang & Olufsen (B&O) car audio business. HARMAN will assume all of B&O’s existing automotive programs, which include Audi, Aston Martin, and BMW. HARMAN will also leverage the distinctive B&O and B&O PLAY brands to pursue new business with the high-end luxury and mass luxury markets, respectively. The B&O brands will complement HARMAN’s industry leading portfolio of audio brands.

HARMAN also received 13 Red Dot (International) and 15 iF (Germany) new product and innovation awards for its home and multimedia products. To supplement HARMAN’s innovation pipeline, the Company recently announced a partnership with crowd-sourcing platform Quirky to jointly develop next generation audio products.

Professional Division

FY 2015 Key Figures – Professional	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	9M FY15	9M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	242	200	21%	26%	764	605	26%	29%
Gross profit	101	76	32%	38%	315	227	39%	42%
Percent of net sales	41.5%	38.1%			41.3%	37.6%
SG&A	84	52	64%	72%	240	151	59%	64%
Operating income	16	25	(35%)	(33%)	75	77	(2%)	(1%)
Percent of net sales	6.6%	12.4%			9.8%	12.7%
EBITDA	24	30	(19%)	(16%)	100	92	9%	11%
Percent of net sales	10.0%	14.9%			13.1%	15.2%
Restructuring & non-recurring costs	6	1			8	3
Non-GAAP - operational[1]
Gross profit	101	76	32%	38%	312	228	37%	40%
Percent of net sales	41.5%	38.1%			40.8%	37.7%
SG&A	79	50	56%	65%	229	148	55%	59%
Operating income	22	26	(16%)	(14%)	83	80	4%	5%
Percent of net sales	9.0%	13.0%			10.9%	13.2%
EBITDA	30	31	(4%)	(1%)	108	95	13%	15%
Percent of net sales	12.3%	15.5%			14.1%	15.7%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter of fiscal 2015 were $242 million, an increase of 21 percent compared to the prior year, or 26 percent excluding foreign currency impact. The increase in net sales is due to the expansion of the Company’s product portfolio into enterprise automation and control and video switching. The strong US dollar is creating a competitive disadvantage as the majority of the business is transacted in US dollars. In addition, this business also has greater macro-economic exposure in the emerging markets where the economies have underperformed.

On a non-GAAP basis in the third quarter of fiscal 2015, gross margin increased 335 basis points to 41.5 percent, and SG&A expense as a percentage of sales increased 735 basis points to 32.5 percent compared to the prior year. It is important to note that the enterprise automation and control portfolio generates higher gross margins and has higher SG&A expenses. This business has seasonality and typically generates lower sales in the third quarter, resulting in lower leverage of its fixed cost base.

Professional Division Highlights

During the third quarter, the Company’s audio, video, lighting and enterprise automation and control system solutions were selected by leading system integrators and installers around the world. Notable projects included Auckland Airport, Hard Rock Hotel in Las Vegas, National Museum of Natural History in Paris, and the Council of European Union Headquarters in Brussels.

HARMAN’s products also powered a wide range of high-profile special events, music festivals and televised award shows including the 57th Annual GRAMMY™ Awards, the 48th Annual Super Bowl Halftime Show, and the iHeartRadio Music Festival.

The division launched 56 new products during the quarter. Several HARMAN products, including AKG’s studio headphones, JBL’s loudspeakers, Soundcraft’s mixing console, and DigiTech’s guitar pedal were honored with innovation awards from industry experts.

Other (Corporate)

FY 2015 Key Figures – Other	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	9M FY15	9M FY14	Including Currency Changes	Excluding Currency Changes[1]
SG&A	53	35	51%	52%	123	104	19%	19%
Restructuring & non-recurring costs	9	1			11	2
Non-GAAP - operational[1]
SG&A	44	34	28%	29%	111	101	10%	10%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expense includes compensation, benefit and occupancy costs for corporate employees, new technology innovation, and expenses associated with the Company’s brand identity campaign. It also includes the results and operations of Redbend Ltd., which the company acquired on February 26, 2015. Other SG&A increased $10 million to $44 million compared to the prior year period, primarily due to increased research and development investments in safety, security, and Redbend operations.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

(In thousands, except earnings per share data; unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Net sales	$1,464,193	$1,404,235	$4,476,664	$3,904,064
Cost of sales	1,046,063	1,039,462	3,150,736	2,838,192
Gross profit	418,130	364,773	1,325,928	1,065,872
Selling, general and administrative expenses	326,623	263,340	969,881	793,201
Operating income	91,507	101,433	356,047	272,671
Other expenses:
Interest expense, net	3,001	2,111	7,861	5,936
Foreign exchange (gains) losses, net	(3,406)	774	(4,366)	4,745
Miscellaneous, net	2,294	2,682	6,932	5,803
Income before income taxes	89,618	95,866	345,620	256,187
Income tax expense, net	19,346	22,369	76,250	64,515
Equity in net loss of unconsolidated subsidiaries	23	112	23	206
Net income	70,249	73,385	269,347	191,466
Net income attributable to non-controlling interest	(46)	0	(156)	0

Net income attributable to HARMAN International Industries, Incorporated	$70,295	$73,385	$269,503	$191,466

Earnings per share:
Basic	$1.00	$1.06	$3.87	$2.77
Diluted	$0.99	$1.05	$3.83	$2.74
Weighted average shares outstanding:
Basic	69,946	68,939	69,557	69,067
Diluted	70,795	69,888	70,322	69,877

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	March 31, 2015	June 30, 2014
ASSETS
Current Assets
Cash and cash equivalents	$592,359	$581,312
Receivables, net	952,672	894,579
Inventories	726,354	662,128
Other current Assets	471,227	320,852
Total current assets	2,742,612	2,458,871
Property, plant and equipment, net	462,903	509,856
Goodwill	710,599	540,952
Deferred tax assets, long-term, net	88,897	170,558
Other assets	712,854	445,353

Total assets	$4,717,865	$4,125,590

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$0	$35,625
Short-term debt	2,656	3,736
Accounts payable	809,829	697,553
Accrued liabilities	674,988	566,722
Accrued warranties	155,789	155,472
Income taxes payable	32,377	26,544
Total current liabilities	1,675,639	1,485,652
Borrowings under revolving credit facility	593,448	300,000
Long-term debt	25	219,407
Pension liability	165,341	186,352
Other non-current liabilities	118,707	141,158
Total liabilities	2,553,160	2,332,569
Total HARMAN International Industries, Incorporated shareholders’ equity	2,164,418	1,792,578
Noncontrolling interest	287	443
Total equity	2,164,705	1,793,021

Total liabilities and equity	$4,717,865	$4,125,590

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended March 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,464,193	$0	$1,464,193
Cost of sales	1,046,063	(3,599)[a]	1,042,464
Gross profit	418,130	3,599	421,729
Selling, general and administrative expenses	326,623	(18,999)[b]	307,624
Operating income	91,507	22,598	114,105
Other expenses:
Interest expense, net	3,001	0	3,001
Foreign exchange gains, net	(3,406)	0	(3,406)
Miscellaneous, net	2,294	(0)	2,294
Income before income taxes	89,618	22,598	112,216
Income tax expense, net	19,346	6,170 [c]	25,516
Equity in loss of unconsolidated subsidiary	23	0	23
Net income	70,249	16,428	86,677
Net income attributable to non-controlling interest	(46)	0	(46)

Net income attributable to HARMAN International Industries, Incorporated	$70,295	$16,428	$86,723

Earnings per share:
Basic	$1.00	$0.23	$1.24
Diluted	$0.99	$0.23	$1.22
Weighted average shares outstanding:
Basic	69,946		69,946
Diluted	70,795		70,795

a)	Restructuring expense in Cost of Sales was $3.6 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $11.2 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $7.8 million including M&A deal related expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Nine Months Ended March 31, 2015
	GAAP	Adjustments		Non-GAAP - Operational
Net sales	$4,476,664	$0		$4,476,664
Cost of sales	3,150,736	8,014	[a]	3,158,750
Gross profit	1,325,928	(8,014)		1,317,914
Selling, general and administrative expenses	969,881	(55,966)[b]		913,915
Operating income	356,047	47,952		403,999
Other expenses:
Interest expense, net	7,861	0		7,861
Foreign exchange gains, net	(4,366)	0		(4,366)
Miscellaneous, net	6,932	0		6,932
Income before income taxes	345,620	47,952		393,572
Income tax expense, net	76,250	12,799	[c]	89,049
Equity in net loss of unconsolidated subsidiaries	23	0		23
Net income	269,347	35,153		304,500
Net income attributable to non-controlling interest	(156)	0		(156)

Net income attributable to HARMAN International Industries, Incorporated	$269,503	$35,153		$304,656

Earnings per share:
Basic	$3.87	$0.51		$4.38
Diluted	$3.83	$0.50		$4.33
Weighted average shares outstanding:
Basic	69,557			69,557
Diluted	70,322			70,322

a)	Restructuring expense in Cost of Sales was $7.9 million for projects to increase manufacturing productivity, offset by a $15.9M accrual reversal for a US Customs / NAFTA related exposure.
b)	Restructuring expense in SG&A was $38.9 million primarily due to projects to increase productivity in engineering and administrative functions. Other non-recurring expense includes in SG&A was $17.1M including acquisition-related expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the statutory tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended March 31, 2014
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,404,235	$0	$1,404,235
Cost of sales	1,039,462	(2,110)[a]	1,037,352
Gross profit	364,773	2,110	366,883
Selling, general and administrative expenses	263,340	(4,535)[b]	258,805
Operating income	101,433	6,645	108,078
Other expenses:
Interest expense, net	2,111	0	2,111
Foreign exchange losses, net	774	0	774
Miscellaneous, net	2,682	(0)	2,682
Income before income taxes	95,866	6,645	102,511
Income tax expense, net	22,369	1,987 [c]	24,356
Equity in net loss of unconsolidated subsidiaries	112	0	112
Net income	73,385	4,658	78,043
Net income attributable to non-controlling interest	0	0	0

Net income attributable to HARMAN International Industries, Incorporated	$73,385	$4,658	$78,043

Earnings per share:
Basic	$1.06	$0.07	$1.13
Diluted	$1.05	$0.07	$1.12
Weighted average shares outstanding:
Basic	68,939		68,939
Diluted	69,888		69,888

a)	Restructuring expense in Cost of sales was $2.1 million for projects to increase manufacturing productivity.
d)	Restructuring expense in SG&A was $2.6 million primarily due to projects to increase productivity in engineering and administrative functions. Other non-recurring expense included in SG&A was $1.9 million.
b)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the statutory tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Nine Months Ended March 31, 2014
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$3,904,064	$0	$3,904,064
Cost of sales	2,838,192	(5,543)[a]	2,832,649
Gross profit	1,065,872	5,543	1,071,415
Selling, general and administrative expenses	793,201	(30,990)[b]	762,211
Operating income	272,671	36,533	309,204
Other expenses:
Interest expense, net	5,936	0	5,936
Foreign exchange losses, net	4,745	0	4,745
Miscellaneous, net	5,803	(0)	5,803
Income before income taxes	256,187	36,533	292,720
Income tax expense, net	64,515	7,137 [c]	71,652
Equity in net loss of unconsolidated subsidiaries	206	0	206
Net income	191,466	29,396	220,862
Net income attributable to non-controlling interest	0	0	0

Net income attributable to HARMAN International Industries, Incorporated	$191,466	$29,396	$220,862

Earnings per share:
Basic	$2.77	$0.43	$3.20
Diluted	$2.74	$0.42	$3.16
Weighted average shares outstanding:
Basic	69,067		69,067
Diluted	69,877		69,877

a)	Restructuring expense in Cost of Sales was $6.1 million due to projects to increase productivity in manufacturing; other non- recurring expense included in Cost of Sales was income of $0.6 million.
b)	Restructuring expense in SG&A was $27.6 million primarily due to projects to increase productivity in engineering and administrative functions; other non-recurring expense in SG&A was 3.4 million.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended March 31,		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$1,464,193	$1,404,235	4%
Effects of foreign currency translation (1)		(124,870)

Net sales - local currency	1,464,193	1,279,365	14%

Gross profit - nominal currency	418,130	364,773	15%
Effects of foreign currency translation (1)		(24,565)

Gross profit - local currency	418,130	340,208	23%

SG&A - nominal currency	326,623	263,340	24%
Effects of foreign currency translation (1)		(19,267)

SG&A - local currency	326,623	244,073	34%

Operating income - nominal currency	91,507	101,433	-10%
Effects of foreign currency translation (1)		(5,298)

Operating income - local currency	91,507	96,135	-5%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	70,295	73,385	-4%
Effects of foreign currency translation (1)		(2,876)

Net income attributable to HARMAN International Industries, Incorporated - local currency	70,295	70,509	0%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Three Months Ended March 31,		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$1,464,193	$1,404,235	4%
Effects of foreign currency translation (1)		(124,870)

Net sales - local currency	1,464,193	1,279,365	14%

Gross profit - nominal currency	421,729	366,883	15%
Effects of foreign currency translation (1)		(24,965)

Gross profit - local currency	421,729	341,918	23%

SG&A - nominal currency	307,624	258,805	19%
Effects of foreign currency translation (1)		(18,740)

SG&A - local currency	307,624	240,065	28%

Operating income - nominal currency	114,105	108,078	6%
Effects of foreign currency translation (1)		(6,224)

Operating income - local currency	114,105	101,854	12%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	86,723	78,043	11%
Effects of foreign currency translation (1)		(3,803)

Net income attributable to HARMAN International Industries, Incorporated - local currency	86,723	74,240	17%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Nine Months Ended March 31,		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$4,476,664	$3,904,064	15%
Effects of foreign currency translation (1)		(179,247)

Net sales - local currency	4,476,664	3,724,817	20%

Gross profit - nominal currency	1,325,928	1,065,872	24%
Effects of foreign currency translation (1)		(38,869)

Gross profit - local currency	1,325,928	1,027,003	29%

SG&A - nominal currency	969,881	793,201	22%
Effects of foreign currency translation (1)		(28,658)

SG&A - local currency	969,881	764,543	27%

Operating income - nominal currency	356,047	272,671	31%
Effects of foreign currency translation (1)		(10,211)

Operating income - local currency	356,047	262,460	36%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	269,503	191,466	41%
Effects of foreign currency translation (1)		(7,876)

Net income attributable to HARMAN International Industries, Incorporated - local currency	269,503	183,590	47%

(1) Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Nine Months Ended March 31,		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$4,476,664	$3,904,064	15%
Effects of foreign currency translation (1)		(179,247)

Net sales - local currency	4,476,664	3,724,817	20%

Gross profit - nominal currency	1,317,914	1,071,415	23%
Effects of foreign currency translation (1)		(39,367)

Gross profit - local currency	1,317,914	1,032,048	28%

SG&A - nominal currency	913,915	762,211	20%
Effects of foreign currency translation (1)		(27,707)

SG&A - local currency	913,915	734,504	24%

Operating income - nominal currency	403,999	309,204	31%
Effects of foreign currency translation (1)		(11,660)

Operating income - local currency	403,999	297,544	36%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	304,656	220,862	38%
Effects of foreign currency translation (1)		(9,324)

Net income attributable to HARMAN International Industries, Incorporated - local currency	304,656	211,538	44%

(1) Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN:
Operating income	91,507	22,598	114,105	101,433	6,645	108,078
Depreciation & Amortization	40,262	(4,552)	35,710	33,063	(2,086)	30,977
EBITDA	131,769	18,046	149,815	134,496	4,559	139,055
INFOTAINMENT:
Operating income	82,136	563	82,699	60,313	2,894	63,207
Depreciation & Amortization	17,122	(1,165)	15,957	16,611	(2,087)	14,524
EBITDA	99,258	(602)	98,656	76,924	807	77,731
LIFESTYLE
Operating income	45,078	7,505	52,583	51,381	1,801	53,182
Depreciation & Amortization	11,795	(2,323)	9,472	8,635	0	8,635
EBITDA	56,873	5,182	62,055	60,016	1,801	61,817
PROFESSIONAL
Operating income	16,043	5,659	21,702	24,813	1,150	25,963
Depreciation & Amortization	8,129	(98)	8,031	5,104	1	5,105
EBITDA	24,172	5,561	29,733	29,917	1,151	31,068

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Nine Months Ended March 31, 2015			Nine Months Ended March 31, 2014
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN:
Operating income	356,047	47,952	403,999	272,671	36,533	309,204
Depreciation & Amortization	114,808	(7,337)	107,471	97,302	(5,541)	91,761
EBITDA	470,855	40,615	511,470	369,973	30,992	400,965
INFOTAINMENT:
Operating income	249,362	5,248	254,610	155,431	23,479	178,910
Depreciation & Amortization	51,801	(3,828)	47,973	48,851	(4,823)	44,028
EBITDA	301,163	1,420	302,583	204,282	18,656	222,938
LIFESTYLE
Operating income	151,655	23,299	174,954	143,725	7,510	151,235
Depreciation & Amortization	30,741	(2,379)	28,362	25,091	(621)	24,470
EBITDA	182,396	20,920	203,316	168,816	6,889	175,705
PROFESSIONAL
Operating income	75,128	7,910	83,038	76,697	3,220	79,917
Depreciation & Amortization	24,650	(165)	24,485	15,020	(97)	14,923
EBITDA	99,778	7,745	107,523	91,717	3,123	94,840

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	March 31, 2015
$ millions
Cash & cash equivalents	$592
Short-term investments	0
Available credit under Revolving Credit Facility	602

Total Liquidity	$1,194